                                                                   EXHIBIT 21.01


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
                                              STATE/COUNTRY
SUBSIDIARY                                         OF                  D/B/A
                                             INCORPORATION

1.   Alpine Gem Flower Shippers, Inc.         Montana
2.   American Florist Supply, Inc.            Massachusetts      Johnson's Roses
3.   Bay State Florist Supply, Inc.           Massachusetts
4.   CFX, Inc.                                Florida
5.   Flower Trading Corporation               Florida
6.   Monterey Bay Bouquet, Inc.               California
7.   The Roy Houff Company                    Illinois
8.   United Wholesale Florists, Inc.          Arkansas
9.   United Wholesale Florists of America,    Arkansas
     Inc.
10.  UltraFlora Corporation, Inc.             Florida
11.  H&H Flowers, Inc.                        Florida            La Fleurette
12.  Koehler & Dramm, Inc.                    Delaware
13.  Everflora, Inc.                          New Jersey
14.  Everflora Miami, Inc.                    Florida
15.  CFL Acquisition Corp.                    Delaware
16.  ABCL Acquisition Corp.                   Delaware
17.  XL Group, Inc.                           Florida
18.  Selecta Farms, Inc.                      Florida
19.  Master Flowers, Inc.                     Florida            Sabana Farms
20.  Maxima Farms, Inc.                       Florida
21.  EFTA Acquisition Corp.                   Florida            Elite Farms, Inc.


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                                              STATE/COUNTRY
SUBSIDIARY                                         OF                  D/B/A
                                             INCORPORATION
22.  Pacific Floral Wholesale, Inc.            Delaware
23.  Rose City Floral                          Delaware
24.  Edfrancar, Inc.                           Florida            Florafresh
                                                                  International
25.  ASG Acquisition Corp.                     Delaware           Allan Stanley
                                                                  Greenhouses, Inc.
26.  David L. Jones Wholesale Ltd.             British
                                               Columbia,
                                               Canada
27.  Petals Distributing, Inc.                 Delaware
28.  Floramark, Inc.                           Colorado
29.  AlphaFlora Imports, Inc.                  Illinois
30.  Channel Islands Floral, Inc.              Delaware
31.  Tommy's Wholesale Florist, Inc.           Delaware
32.  Sandlake Farms, Inc.                      Florida
33.  First Distributors of California, Inc.    Delaware
34.  Evergreen Wholesale Florist, Inc.         Washington
35.  Southern Rainbow Corporation              Florida
36.  Floral Distributors, Inc.                 Delaware
37.  Florimex USA, Inc.                        Virginia
     Subsidiaries of Florimex USA, Inc.
     1.  Florimex Los Angeles, Inc.            Virginia           Florimex West,
                                                                  San Francisco
     2.  Floramor, Inc.                        Virginia
     3.  Floramor sp.zo.o                      Poland
     4.  Florimex (Pty.) Ltd.                  South Africa
     5.  U.S.A. Floral Products B.V.           Netherlands

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                                              STATE/COUNTRY
SUBSIDIARY                                         OF                  D/B/A
                                             INCORPORATION
38.  Florimex Canada, Inc.                     Ontario, Canada
39.  U.S.A Floral Products Holdings            Germany
     GmbH
     Subsidiaries of U.S.A Floral
     Products Holdings GmbH
     1.  U.S.A. Floral Products
         Verwaltungs GmbH                      Germany
     2.  U.S.A.  Floral Products               A German Limited
         Germany GmbH & Co. KG                 Partnership
         Subsidiaries of U.S.A. Floral
         Products Germany GmbH &
         Co. KG
         1.  Florimex Nuremberg                Germany
             GmbH
         2.  Florimex GmbH                     Germany
         3.  Kenya Flowers GmbH                Germany
     3.  Florimex
         Grundstucksverwaltungsgesell          Germany
         schaft mbH
     4.  Agros s.r.l.                          Italy
     5.  Florimex Milano s.r.l.                Italy
     6.  Florimex Sanremo s.r.l.               Italy
     7.  Florimex Japan Ltd.                   Japan
     8.  Florimex AG                           Switzerland
     9.  Florimex Blumenimport                 Austria
         Ges.m.b.H.

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
                                              STATE/COUNTRY
SUBSIDIARY                                         OF                  D/B/A
                                             INCORPORATION
    10.  Distribuidora Florimex S.A.         Spain
    11.  Florimex AB                         Sweden
    12.  Florimex Bangkok Co. Ltd.           Thailand
    13.  Kero Bangkok                        Thailand
    14.  Florimex Colombia Ltda.             Colombia
    15.  Florimex Barcelona S.A.             Spain
    16.  Fleur Expansion Florimex            France
         S.A.S.
    17.  Florimex Praha spol. S.r.o.         Czech Republic
    18.  Florimex (UK) Ltd.                  United Kingdom
    19.  Florimex Inmobiliaria S.A.          Spain
    20.  Florimex Rungis s.a.r.l.            France
    21.  Florimex Onroerendgoed B.V.         Netherlands
    22.  Florimex Worldwide B.V.             Netherlands
         Subsidiaries of Florimex
         Worldwide B.V.
         1.  Sierafor B.V.                   Netherlands
         2.  Florimex B.V.                   Netherlands
         3.  Westcom B.V.                    Netherlands
         4.  Baardse B.V.                    Netherlands
         5.  Koeltransporten B.V.            Netherlands
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